EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT effective as of April 4, 2005 (the “Commencement Date”) by and between Weida Communications, Inc. (the “Company”) and Christopher Lennon (the “Executive”) (this “Agreement”).

The parties hereto wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Term. The Executive's employment under this Agreement shall commence on the Commencement Date and shall end, unless terminated earlier pursuant to Section 4, at the close of business on April 3, 2007 (the “Term”); provided, however, that the Term shall thereafter be automatically extended for each succeeding one (1) year period (the Company shall also have the option to extend the Term for an additional one (1) year, thereby increasing the extension period to two (2) years) unless either party hereto shall provide the other party with a written notice at least ninety (90) days prior to the end of the then current Term, advising that the party providing the notice shall not agree to so extend the Term.

2.  Title, Duties and Authority. The Executive shall serve as Chief Operating Officer of the Company, and shall have such responsibilities and duties (consistent with the Executive's position as Chief Operating Officer of the Company) as may from time to time be assigned to the Executive by the board of directors of the Company (the “Board”), and shall have all of the powers and duties usually incident to such offices. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company, except for vacations, illness and incapacity; provided, however, that the Executive may serve on the boards of directors of non-public companies and charitable organizations and may devote reasonable time to charitable and civic organizations, in all cases provided that the performance of his duties and responsibilities on such boards and in such service does not interfere substantially with the performance of his duties and responsibilities under this Agreement. The Company hereby agrees to consider the Executive as a possible replacement should the Company’s Chief Executive Officer need to be replaced during the Term.

3.  Compensation and Benefits.

(a)  Base Salary. During the Term, the Company shall pay the Executive a base salary (“Base Salary) at the rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum, payable in accordance with the Company’s regular payroll practices; provided, however, that following the Commencement Date, should the Company successfully complete a financing with an investment bank for an amount in excess of Ten Million Dollars ($10,000,000), the rate of Base Salary shall thereupon be prospectively increased to Two Hundred Seventy-Five Thousand Dollars ($275,000) per annum and, thereafter, the Compensation Committee of the Board shall on an annual basis consider increasing the Executive’s rate of Base Salary.

(b)  Annual Bonus. For each calendar year (or part thereof) during the Term, the Executive shall be eligible to receive from the Company a cash bonus of up to Twenty-Five Thousand Dollars ($25,000) upon the Company’s satisfaction of goals predetermined by the Board for each such year (with proration for any partial calendar years occurring during the Term). Such annual bonus shall be payable by January 31 of the next following calendar year. On an annual basis the Compensation Committee of the Board shall consider increasing the Executive’s eligible Bonus amount.

(c)  Equity Compensation. The Executive shall receive the following awards under the Weida Communications, Inc. Omnibus Securities and Incentive Plan (the “Plan”), such awards to be subject to all of the applicable terms and conditions of the Plan:

(i)  The Executive shall receive a stock option for the purchase of that number of shares of the Company’s common stock equal to eighty-five percent (85%) of the number of shares subject to the stock option granted contemporaneously under the Plan to the Company’s Chief Executive Officer (the “CEO’s Option”). The terms of the Executive’s option, including but not limited to the exercise price and vesting requirements, if any, shall be substantially the same as the terms of the CEO’s Option.

(ii)  The Executive shall receive a restricted stock award for Seven Hundred Fifty Thousand (750,000) shares, with a two (2) year service-based cliff vesting requirement for the lapse of the attendant transfer restrictions on the shares.

(d)  Employee Health and Dental Benefits. The Executive shall be entitled to participate in the Company’s employee health and dental benefits plan during the Term, as such plan may be in effect from time to time.

(e)  Expenses. The Executive shall be entitled to receive prompt reimbursement of his expenses incurred in the performance of his employment hereunder upon his submission to the Company of reasonable and customary expense claims to the Company, in accordance with the Company’s procedures for expense reimbursement.

(f)  Vacations. The Executive shall be entitled to four (4) weeks paid vacation during the Term with no right to carry over unused days.

(g)  Sick Pay. The Executive shall be entitled to five (5) paid sick days during the Term, with no right to carry over unused days.

4.  Termination. The Executive's employment hereunder with the Company may be terminated under the following circumstances:

(a)  Death or Disability. If the Executive shall die or become disabled during the Term, the Company may terminate the Executive's employment hereunder for death or “Disability,” as applicable. For purposes of this Agreement, the Executive’s “Disability” shall be determined in the sole discretion of the Board.

(b)  Cause. The Company by action of the Board may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive's employment hereunder upon the determination by the Board of:

(i)  the failure by the Executive to substantially perform the Executive's duties hereunder (other than any such failure resulting from the Executive's Disability which shall be subject to the provisions of Section 4(a));

(ii)  the willful violation by the Executive of any of the Executive's material obligations hereunder;

(iii)  the willful engaging by the Executive in misconduct which is materially injurious to the business or reputation of the Company or any of its affiliates; or

(iv)  the Executive's conviction of a felony.

Notwithstanding the foregoing, the Executive shall not be terminated for Cause without:

(A)  delivery of a written notice to the Executive setting forth the reasons for the Company's intention to terminate the Executive's employment hereunder for Cause;

(B)  the failure of the Executive to cure the nonperformance, violation or misconduct described in the notice referred to in clause (A) of this paragraph, if cure thereof is possible, to the reasonable satisfaction of the Board, within fifteen (15) days of the Executive's receipt of such notice; and

(C)  an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board.

(c)  Without Cause. The Company by action of the Board may terminate the Executive's employment hereunder without Cause.

(d)  Resignation. The Executive may terminate the Executive's employment hereunder by his resignation.

5.  Compensation upon Termination.

(a)  Death or Disability. If the Executive's employment with the Company hereunder is terminated on account of the Executive's death or Disability pursuant to Section 4(a), the Company shall as soon as practicable pay to the Executive or the Executive's estate, as applicable, or as may be directed by the legal representatives of the Executive or the Executive's estate, as applicable, any Base Salary accrued and due to the Executive under Section 3(a) through the date of the Executive's death or termination for Disability, as applicable. Other than the foregoing, the Company shall have no further obligations to the Executive hereunder.

(b)  By the Company for Cause or By the Executive. If the Executive's employment with the Company hereunder is terminated by the Company for Cause pursuant to Section 4(b) or by the Executive pursuant to Section 4(d), the Company shall as soon as practicable pay the Executive any Base Salary accrued and due to the Executive under Section 3(a) through the Executive's date of termination. Other than the foregoing, the Company shall have no further obligations to the Executive hereunder.

(c)  Termination By the Company Without Cause. If the Company shall terminate the Executive's employment hereunder without Cause pursuant to Section 4(c), then the Company shall:

(i)  as soon as practicable pay the Executive any Base Salary accrued and due to the Executive under Section 3(a) through his date of termination;

(ii)      continue to pay the Executive his Base Salary in effect as of his date of termination for the lesser of the then remainder of the Term or nine (9) months (or until such earlier time that the Executive violates the provisions of Section 6, at the times such payments would otherwise have been made under Section 3(a); and

(iii)    provide the Executive for the lesser of the then remainder of the Term or nine (9) months (or until such earlier time that the Executive violates the provisions of Section 6, with continued participation in the Company’s employee health and dental benefit plan, to the extent that such a plan shall then continue to be in effect.

Other than the foregoing, the Company shall have no further obligations to the Executive hereunder.

6.    Restrictive Covenants.

(a)  Reasonable Covenants. It is expressly understood by and between the Company and the Executive that the covenants contained in this Section 6 are an essential element of this Agreement and that but for the agreement by the Executive to comply with such covenants and thereby not to diminish the value of the organization and goodwill of the Company or any affiliate or subsidiary of the Company, including relations with their employees, clients, customers and accounts, the Company would not enter into this Agreement. The Executive has independently consulted with his legal counsel and after such consultation agrees that such covenants are reasonable and proper.

(b)  Noncompetition; No Diversion of Customers; No Solicitation of Employees, Etc. During the Term and for nine (9) months after the end of the Term the Executive shall not:

(i)    engage, anywhere within the geographical areas in which the Company, and/or any of its affiliates or subsidiaries have conducted their business operations or provided services as of the date hereof or at any time prior to the end of the term of this Agreement, directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization, in any business conducted by the Company or any of its affiliates or subsidiaries;

(ii)    divert to any competitor of the Company or any of its affiliates or subsidiaries, any customer of the Company or any of its affiliates or subsidiaries;

(iii)    solicit or encourage any officer, employee or consultant of the Company or any of its affiliates or subsidiaries to leave the employ of the Company or any of its affiliates or subsidiaries for employment by or with any competitor of the Company or any of its affiliates or subsidiaries;

provided, however, that the Executive may invest in stocks, bonds or other securities of any competitor of the Company or any of its affiliates or subsidiaries if:

(A)  such stocks, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

(B)  his investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent (1%) of the issued and outstanding shares, or, in the case of other securities, one percent (1%) of the aggregate principal amount thereof issued and outstanding; and

(C)  such investment would not prevent, directly or indirectly, the transaction of business by the Company and/or of its affiliates or subsidiaries with any state, district, territory or possession of the United States or any governmental subdivision, agency or instrumentality thereof by virtue of any statute, law, regulation or administrative practice.

If, at any time, the provisions of this Section 6(b) shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6(b) shall be considered severable and shall become and shall be immediately amended solely with respect to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and the Executive hereby agrees that this Section 6(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Except as provided in this Section 6(b), nothing in this Agreement shall prevent or restrict the Executive from engaging in any business or industry in any capacity.

(c)  Nondisclosure of Confidential Information. The Executive shall keep secret and confidential and shall not disclose to any third party in any fashion or for any purpose whatsoever, any information regarding this Agreement, or any other information regarding the Company or its affiliates or subsidiaries which is not available to the general public, and/or not generally known outside the Company or any such affiliate or subsidiary, to which he has or shall have had access at any time during the course of his employment with the Company, including, without limitation, any information relating to the Company's (and its affiliates' or subsidiaries'):

(i)      business, operations, plans, strategies, prospects or objectives;

(i)  products, technologies, processes, specifications, research and development operations and plans;

(ii)  customers and customer lists;

(iii)  distribution, sales, service, support and marketing practices and operations;

(iv)  financial condition and results of operations;

(v)  operational strengths and weaknesses; and

(vi)  personnel and compensation policies and procedures.

Notwithstanding the foregoing provisions of this Section 6, the Executive may discuss this Agreement with the members of his immediate family and with his personal legal and tax advisors and may disclose the existence of his employment with the Company to any third party.

(d)  Specific Performance. Without intending to limit the remedies available to the Company or its affiliates or subsidiaries, the Executive hereby agrees that damages at law would be an insufficient remedy to the Company or its affiliates or subsidiaries in the event that the Executive violates any of the provisions of this Section 6, and that, in addition to money damages, the Company or its affiliates or subsidiaries may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce the covenants contained in this Section 6.

7.  Successors. This Agreement cannot be assigned by any of the parties hereto without the prior written consent of the other party hereto, except that it shall be binding automatically on any successors and assigns of all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise).

8.  Arbitration. Except as provided in Section 6(c), all controversies, claims or disputes arising out of or relating to this Agreement shall be settled by binding arbitration under the rules of the American Arbitration Association, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrators(s) may be entered in any court of competent jurisdiction. The costs of arbitration shall be borne by the unsuccessful party or otherwise as determined by the arbitrators in their discretion.

9.  Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to conflicts of law principles.

10.  Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officers of the Company as may be specifically designated for such purpose by the Board.

11.  Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

12.  Survival. The obligations of the parties hereto contained in Sections 5, 6 and 8 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

WEIDA COMMUNICATIONS, INC.

 By:____________________________
Name:
Title:

 ______________________________
 CHRISTOPHER LENNON